GROWERS DIRECT COFFEE COMPANY, INC.

2813 7TH Street, Berkeley, California, 84710

PRIVATE & CONFIDENTIAL

August 15, 2008

Mr. Mick Rynning

1260 NW Dakota Glen,

Lake City, Florida, 32055

Dear Mr. Rynning:

RE:  MANAGEMENT AGREEMENT ON YEAR TO YEAR BASIS

This letter agreement (the “Agreement”) sets forth the services to be provided by Mick Rynning (“Rynning”) to Growers Direct Coffee Company, Inc. (the “Company”) and the terms and conditions under which such services shall be performed (the “Engagement”).

1. Engagement. Subject to the terms set forth herein, the Company hereby engages Rynning and retains Rynning to serve as the Chief Executive Officer and President of the Company and Rynning hereby accepts the position of Chief Executive Officer and President effective as of August 15, 2008 (the “Effective Date”).

2. Duties. Rynning will perform such duties customarily performed by the Chief Executive Officer and President as contained in the Appendix A to this letter and such other duties as reasonably requested by the Chairman or the Board of Directors of the Company (the “Board”) (the “Services”). The Services will include, but not be limited to, signing SEC filings and certifications required by the Sarbanes-Oxley Act.

3. Term. The term of Rynning’s Engagement hereunder shall commence on the Effective Date and shall continue on a year-to-year basis until terminated by either party upon sixty days prior written notice to the other party. In the event of termination prior to the end of a calendar month, the Company shall pay Rynning the monthly management fee, set forth in Section 4 below, for the full month during which the termination became effective..

4. Compensation. The Company shall make monthly management fee payment of ten thousand dollars ($10,000) to Rynning, in arrears, on the 25th day of each month.  In further consideration of the Services to be rendered under this Agreement, Rynning shall be issued five hundred thousand (500,000) restricted common shares as a non-refundable contract execution bonus. These shares shall be issued on the Effective Date.

5. Bonuses and Stock Options

(a)

Stock Option.  In further consideration of the Services to be rendered under this Agreement, Company hereby grants Rynning a Stock Option.  Rynning shall have an option to purchase, prior to January 1, 2010, up to one million (1,000,000) shares of Company’s Common Stock at an exercise price per share to be established by the Board.  The Stock Option shall be formalized in a separate Option Agreement between Company and Rynning and the Stock Option shall be fully vested January 5, 2009.

(b)

Acquisition Transactions.  Rynning shall also be entitled to receive a bonus which shall be tied to any Acquisition Transactions completed by the Company during the Engagement.  For purposes of this Agreement an “Acquisition Transaction” shall me any acquisition of substantially all of the assets or equity of any operating multiple unit franchise business.

(i).  Upon the closing of an Acquisition Transaction (whether the acquired business operates within the United States and/or Canada, Rynning shall be entitled to receive a bonus of: (A) 500,000 restricted shares of the Company’s common stock; and (B) an option to purchase, prior to January 1, 2010, 500,000 shares of the Company’s common stock at an exercise price to be determined, on or before closing of the Acquisition Transaction, by the Board. The Stock Option shall be formalized in a separate Option Agreement between Company and Rynning and the Stock Option shall be fully vested on closing of  the Acquisition Transaction.

(ii).  Upon the closing of an Acquisition Transaction outside of the United States and/or Canada, Rynning shall be entitled to receive a bonus of: (A) 500,000 restricted shares of the Company’s common stock; and (B) an option to purchase, prior to January 1, 2010, 500,000 shares of the Company’s common stock at an exercise price to be determined, on or before closing of the Acquisition Transaction, by the Board. The Stock Option shall be formalized in a separate Option Agreement between Company and Rynning and the Stock Option shall be fully vested on closing of the Acquisition Transaction.

6. Expense Reimbursement. Rynning  will be entitled to reimbursement for reasonable out-of-pocket expenses incurred by Rynning  on behalf of the Company including, but not limited to, use of office space, reproduction, typing, computer usage, employees, legal counsel (including legal counsel retained to negotiate and draft this Agreement) and other similar direct expenses and any and all taxes (other than state, local and federal income taxes) on any of the foregoing, provided, however, that such out-of-pocket expenses shall not exceed $1,000 per month without Board approval. Expenses for ordinary course travel on Company business will not be subject to the $1,000 monthly limitation.  Rynning will be reimbursed within 30 days of submission of reasonable documentation for such expenses.  In no event, will Rynning be reimbursed later than 30 days following the close of the calendar year in which such expenses were incurred.

7. Severance Payment.

a)

Termination.  If the Company, in its sole discretion, terminates the Engagement anytime, after the Effective Date (and prior to the first anniversary of the Effective Date), without cause, Rynning will be entitled to receive a severance payment equal to twenty thousand dollars ($20,000). The Company may pay the severance payment of $20,000 in cash or shares. Rynning will not receive any severance payment if terminated by the Company anytime, after the Effective Date, with cause.  “Cause” shall be defined as any act or series of acts which are immoral, illegal, negligent, constitute willful misconduct or otherwise have a negative impact on the Company, its reputation and/or its business activities.

b)

Breach.  If; (I) the Company breaches an obligation it has under this Agreement such breach shall constitute a termination without cause, as without cause is defined herein, and thereby give rise to the severance pay provisions under Section 7(a) hereof, if Rynning provides the Company, within 3 business days of such a breach, a detailed written notice of the breach and the Company does not cure said breach within thirty (30) days of the written notice (or Company has not taken reasonable steps to cure the breach if such a cure would reasonably take more than 30 days to accomplish); or if (II) Rynning breaches an obligation he has under this Agreement and such breach would not otherwise constitute “cause” for termination as that term is defined herein, then such breach shall constitute “cause” for termination under this Agreement, if the Company provides Rynning, within 3 business days of such a breach, a detailed written notice of the breach and Rynning does not cure said breach within thirty (30) days of the written notice (or Rynning has not taken reasonable steps to cure the breach if such a cure would reasonably take more than 30 days to accomplish).

8. Deferred Compensation. Any nonqualified deferred compensation (within the meaning of Section 409A of the Internal Revenue Code) payable under this Agreement on account of the completion or termination of the Engagement shall be delayed to the minimum extent and in the minimum amount necessary so as to comply with Section 409A and the regulations thereunder; provided, however, that the bonus set forth in Section 5 shall be paid immediately if there is a change of control within the meaning of Section 409A of the Internal Revenue Code regardless of whether there is a termination.

9. Independent Contractor. Rynning shall serve as an independent contractor for the Services provided under this Agreement.  Rynning shall retain control over the means and methods used in performing its Services.  Rynning is not, and shall not be treated as, an employee of Company with respect to the Services performed hereunder for federal or state tax purposes.  Company and Rynning acknowledge and agree that the intent of this Agreement is to maintain an independent contractor status.

10. Benefits and Taxes. Rynning shall be entitled to any benefits paid by the Company to its employees. Rynning shall be solely responsible for any tax consequences applicable to Rynning by reason of this Agreement and the services performed hereunder. The Company shall not be responsible for the payment of any federal, state or local taxes or contributions imposed under any employment insurance, social security, income tax or other tax law or regulation with respect to Rynning ’s performance of management services hereunder. Rynning agrees to indemnify and hold the Company harmless for any taxes, interest or penalties imposed upon the Company arising from or in connection with the Engagement.

11. Confidential Information, Rights and Duties.

(a) Rynning  specifically agrees that he shall not at any time, either during or subsequent to the term of the Engagement, in any fashion, form or manner, either directly or indirectly, unless expressly consented to in writing by the Company, use, divulge, disclose or communicate to any person or entity any confidential information of any kind, nature or description concerning any matters affecting or relating to the business of the Company, including, but not limited to: the Company’s sales and marketing methods, programs and related data, or other written records used in the Company’s business; the Company’s computer processes, programs and codes; the names, addresses, buying habits or practices of any of its clients or customers; compensation paid to other employees and independent contractors and other terms of any employment or contractual relationships; or any other confidential information of, about or concerning the business of the Company, its manner of operations, or other data of any kind, nature or description. The parties to this Agreement hereby stipulate that, as between them, the above information and items are important, material and confidential trade secrets that affect the successful conduct of the Company’s business and its good will, and that any breach of any term of this section is a material breach of this Agreement and constitutes “cause” for termination under this Agreement. All equipment, notebooks, documents, memoranda, reports, files, samples, books, correspondence, lists or other written and graphic records, and the like, including tangible or intangible computer programs, records and data, affecting or relating to the business of the Company, which Rynning  might prepare, use, construct, observe, posses or control, shall be and shall remain the Company’s sole property.

(b) For purposes of this Agreement, the term “confidential information” shall not include any information that: (i) has been made public by the Company (other than by acts of Rynning  in violation of this Agreement or other obligation of confidentiality); (ii) Rynning  is legally compelled to disclose; provided that Rynning  notifies the Company of such proposed disclosure in as far in advance of its disclosure as is practicable and uses his best efforts to obtain assurances that confidential treatment will be accorded to such information; or (iii) is otherwise publicly available other than through disclosure by a party in breach of a confidentiality obligation with respect thereto.

(c) Any wrongful interference with the Company’s business, property, confidential information, trade secrets, clients, customers, employees or independent contractors by Rynning  or any of their agents after the term of the Engagement shall be treated and acknowledged by the parties as a material breach of this Agreement and shall constitute “cause” for termination of this Agreement.

(d) Rynning’s duties under this Section 10 shall survive termination of the Engagement. Rynning acknowledges that a remedy at law for any breach or threatened breach by Rynning of the provisions of this Section 11 would be inadequate, and Rynning agrees that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

12. Indemnification and D&O Insurance. The Company shall indemnify, forever defend, and hold Rynning free and harmless from any and all liabilities, assessments, obligations, debts, damages, fees, fines, penalties, interest, judgments, liens or other claims that may ever be claimed to exist against Rynning as a result of Rynning’s work on behalf of Company and/or as a result of Rynning executing this Agreement, except to the extent resulting from Rynning’s negligence or willful misconduct.

The Company shall enter into an indemnification agreement with Rynning in the form entered into with each of the Company’s officers and directors. Such indemnification Agreement shall be effective upon the Effective Date. The Company will furnish Rynning with a copy of its current D&O liability policy and will agree to consult with Rynning if the Company intends to decrease the coverage currently provided by Company.

13. Dispute Resolution   In the instance of a dispute between the Company and Rynning  that is incapable of being resolved by them to their mutual satisfaction, after good faith resolution negotiations, and within thirty (30) days of the formal notification from Rynning  or Company of such dispute, the complaining party  shall have the right to seek such remedies as are available at law and in equity in accordance with Section 13(i) below

13. General Provisions.

(a) Notices. Any notices provided hereunder must be in writing and shall be deemed effective upon the earlier of personal delivery or duly sent by certified mail, postage prepaid; by an overnight delivery service, charges prepaid; or by confirmed telecopy, to the Company at its primary office location and to Rynning at the following address: 2510 River Place Lane, Orange Park, FL 32073.

(b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein or therein

(c) Waiver. If either party should waive any breach of any provision of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

(d) Complete Agreement. This Agreement, the Option Agreement and the Indemnification Agreement to be effective upon the Effective Date constitute the entire understanding between Rynning and the Company and it is the complete, final, and exclusive embodiment of their agreement and supersedes any prior agreement written or otherwise between Rynning and the Company with regard to this subject matter.  It is entered into without reliance on any promise or representation other than those expressly contained herein or therein, and it cannot be modified or amended except in a writing signed by Rynning and the Chairman of the Board.

(e) Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same agreement or plan.

(f) Headings. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof or thereof nor to affect the meaning thereof.

(g) Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Rynning  and the Company and their respective successors, assigns, heirs, executors and administrators, except that Rynning  may not assign any of their duties hereunder and may not assign any of their rights hereunder without the written consent of the Company.

(h) Attorney Fees. If either party hereto brings any action to enforce his or its rights hereunder, the prevailing party in any such action shall be entitled to recover his or its reasonable attorneys’ fees and costs incurred in connection with such action. In no event, will a party entitled to reimbursement be reimbursed later than thirty days following the close of the calendar year in which in such action is finally resolved.

(i) Arbitration. To provide a mechanism for rapid and economical dispute resolution, Rynning and the Company agree that any and all disputes, claims, or causes of action, in law or equity, arising from or relating to this Agreement or its respective enforcement, performance, breach, or interpretation, will be resolved, to the fullest extent permitted by law, by final, binding, and confidential arbitration before a single arbitrator held in Las Vegas, Nevada and conducted by Judicial Arbitration & Mediation Services/Endispute (“JAMS”), under its then-existing Rules and Procedures. The parties shall be entitled to conduct adequate discovery, and they may obtain all remedies available to the parties as if the matter had been tried in court. The arbitrator shall issue a written decision which specifies the findings of fact and conclusions of law on which the arbitrator’s decision is based. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. Unless otherwise required by law, the arbitrator will award reasonable expenses (including reimbursement of the assigned arbitration costs) to the each party equally. Nothing in this Section 12(i) or in this Agreement is intended to prevent Rynning or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration.

(j) Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the Nevada as applied to contracts made excluding the rules on conflicts of law.

(k) Currency.  All dollar amounts stated in this Agreement are in United States dollars.

If you are in agreement with the terms set forth herein, please sign and return a copy of this Agreement to me.

Yours truly

/S/ JD Douthitt

____________________________________________

GROWERS DIRECT COFFEE COMPANY, INC.

JD Douthitt on Behalf of the Board

Agreed to and Accepted

/s/ MICK RYNNING

___________________________

Mick Rynning

APPENDIX A

Legend: P – prepare R – review A – authorize GC – governance committee AC – audit committee	SOURCE	PRESIDENT AND/OR CHIEF EXECUTIVE OFFICER	BOARD		SHAREHOLDERS
			Committee	Directors
CORPORATE AFFAIRS & LEGAL PROCEEDINGS
Growers Direct corporate framework

Amend certificate of incorporation to:

-

change corporate name

-

change nature of business or corporate powers

-

change authorized capital stock and terms

-

change rights to dividends

-

create new classes of stock

-

other matters allowed for by state law

		P	GC may R	A for presentation to shareholders for approval at a special or annual meeting	A
Restatement of consolidated certificate of incorporation without amendment	1			A	A may be requested of board
Amend bylaws	1&2	A	GC may R	A

Although the power to adopt, amend or repeal bylaws has been conferred on the board of directors through the Certificate of Incorporation (T8 sec.109), the shareholders retain a concurrent power that may be exercised.

Adopt emergency bylaws	1	P	GC may R	A subject to repeal of change by action of the stockholders, T8 110
Renounce opportunity for corporation to participate in certain specific or classes of business

opportunity	1	A

Statutory and regulatory reporting
Authorize Nevada Revised Statues: General Corporation Law annual and special filings			A
Authorize and certify Securities Act filings			A
Authorize and certify Securities Exchange Act filings			A
Authorize and certify quarterly and annual NASDAQ filings			A	AC shall R
Authorize exploration results assessment and reporting			A	AC shall R
Authorize Yukon Business Corporation extra-territorial business corporation filings			A
Authorize submissions, including permit requests to government or other authorities			A
Authorize change of registered office		1	P		A
Authorize change of registered agent		1	P		A
Meetings of stockholders
Determine matters to be submitted to shareholders for approval		1	P	GC may R	A
Call annual meeting of stockholders		1&2			A
Call special meetings of stockholders		1 &2	May A		May A or a majority may	May A if holding or representing ¼ of voting power
Fix date for determination of stockholders of record for payment of any dividend, allotment of rights or where stockholders entitled to exercise rights		1 &2			A
Take action normally authorized by shareholders at an annual or special meeting without meeting, notice or vote if consents obtained from minimum number of votes needed to authorize		1	P		A	Prompt notice of such corporate action without unanimous written consent of shareholders required to all shareholders
Appoint inspector to conduct and record on director elections		1&2	A	GC may A	May A
Directors and officers
Establish, increase or decrease number of directors	1&2				A
Nominate directors	3		May A by committee of solely independent directors		May A by board if majority of independent directors
Elect and remove

directors	1&2					A at an annual or special meeting of stockholders unless elected by written consent in lieu
Fill director vacancies	1&2		GC may R	May A if majority of independent directors		May A
Fix compensation for directors	1		GC may R	A unless restricted in bylaws
Establish, appoint, remove and fix compensation for company officers (chair, president, vice-president(s), treasurer, secretary, assistant officers)	1&2	P	GC may R	A by resolution or as stated in bylaws
Affirm independence of directors	3			A
Call regular meetings of the board		May		A
Call special meetings of the board	2	May		May or any two or more directors
Indemnify or authorize insurance for officers, directors, employees and agents	1	P	GC may R	A
Lend money or guarantee obligation of officers and employees	1		GC may R	A
Adopt rules of procedure for meetings of directors	2		GC may R	A or Chair may establish in the absence of board direction
Represent shares held in other corporations		May A, unless restricted by board		May A
Committees
Establish committee charters; appoint members		1&2	P	GC may R	A
Company organization and management
Authorize organizational structure			A	GC may R	A
Authorize compensation of Chief Executive Officer		3		GC may A if solely independent directors	Board may A if by majority of independent directors
Authorize contracts with members of management team reporting to president and/or chief executive officer		3	P	GC may A if solely independent directors	Board may A if by majority of independent directors
Delegate authorities to president and/or chief executive officer			P	GC may R	A
Approve quarterly report with financial statements and recommended business plan amendments, if any			A	GC may R
Business plans
Establish and amend strategic plan			P	GC may R	A
Authorize and amend annual business plan			A	GC may R	A
Company policy

Make corporate policy		P	GC may R	A
Communications
Approve corporate communications plan		A		A
Issue press releases		A
Inform shareholders and maintain shareholder relations		A
Authorize (and file with Nasdaq) disclosure of material information that could affect value of securities or influence investor decisions	3	A		May A
Major control and asset decisions
Enter into business combinations with interested stockholders	1	P		A subject to limitations	A subject to exceptions
Enter into merger or consolidation of the corporation	1	P		A	A
Merge parent corporation and subsidiary(ies)	1	P		A subject to parameters
Sale, lease, exchange or other disposition of assets of the corporation or direct or indirect majority-owned subsidiary having market value of 50% of more of assets of the corporation	1	P		A	A (although this does not include mortgaging or pledge of corporation property and assets)
Propose tender or exchange offer for 50% or more of outstanding voting stock of the corporation	1	P		A	Notice required and other terms may apply
Enter into joint ventures, partnerships and investments in other companies		A		A
Acquire new businesses		P	GC may R	A
Expand business operations to new country		P	GC may R	A
Dissolve the corporation	1			A	A
Audit and reporting
Appoint auditor		R	AC shall A	A	A
Develop annual audit plan		R	AC shall A
Authorize annual report and financial statements		P	AC shall R	A
CAPITAL STRUCTURE – Stocks and Dividends
Establish classes and series of stock, including preferred convertible stock, redemption, rights, qualifications and limitations	1	P		A subject to shareholder approval or amending Certificate of Incorporation	A - Express grant of authority may be made to board of directors by resolution and/or amending Certificate of Incorporation per T8:102(a)(4) and 151
Authorize issuing or taking subscriptions for additional shares of capital stock up to amount authorized in certificate of incorporation	1&2	P		A	Potential requirement for A prior to issue of designated securities if not a public offering - NASD rule 4350(k)(1)(d)

Increase, decrease or adjust capital stock from that authorized in the Certificate of Incorporation, such as authorizing additional common and preferred stock	1&2	P	A subject to shareholder approval and/or amending Certificate of Incorporation	A - Express grant of authority to change capital stock may be made to board of directors by resolution and/or amending Certificate of Incorporation per T8:102(a)(4) and 151
Authorize consideration for shares and determination of amount of capital and net assets	1 &2	P	A	A of shareholders can be required for share consideration (only) if so stated in Certificate of Incorporation per T8:152, 153
Issue designated securities per Nasdaq Marketplace Rules		A		A with exceptions
Retire shares issued but not outstanding (to resume status of authorized and un-issued shares)	1		A
Create rights and options respecting stock and delegating one or more officers of the corporation to award rights and options with proviso than an officer can’t designate self as recipient	1	P	A
Sign shareholder stock certificates	1&2	A
Maintain registry of public offering		A
Declare and pay dividends on shares of capital stock	1	P	A subject to terms of stock issuance
Establish special purpose reserves out of funds available for dividends	1	P	A

Make restrictions on transfer of securities or amount that may be owned by any person or group	1	P	A subject to limitations and amending Certificate or bylaws, or agreement among holders
Authorize and materially amend stock option plan or other equity compensation arrangement for employees and consultants	2&3	P	A and “may modify with or without shareholder approval subject to constraints” and terms of Form S-8 Filing on Plan	Potential requirement for A per Nasdaq rule IM-4350-5
BUSINESS PLAN IMPLEMENTATION
General authorization to implement
Authorize to incur such expenditures, execute such documentation and undertake other acts required by the Corporation to implement the business plan, subject to Board Authorizations Policy		A
Undertakings and capital expenditures
Authorize expenditure undertakings involving the acquisition, sale, construction, upkeep and retirement of capital items in the approved business plan		A up to $1,000K	A over $1,000K
Authorize capital expenditure undertakings involving the acquisition, sale, construction, upkeep

and retirement of capital items not in the approved business plan, including, for example, emergencies, unforeseen circumstances, adjustments in multi-year projects	A up to $500K*		A over $500K

Authorize supplemental expenditures when original authorized costs are exceeded to a maximum of 25% on projects under $50,000; 15% between $50,000 – 100,000; 10% on projects of $100,000 - $1,000,000; and to a maximum of 5% on projects over $1,000,000. Beyond those levels, authorization of person or body at next higher level of approval required.

	A supplemental expenditures on projects up to $500K		A supplemental expenditures on projects over $500K
Operating expenses
Authorize expenditures involving operating expenses in accordance with approved business plan	A over $500K
Purchases and contracts for the acquisition of goods and services
Authorize purchase requisitions/orders and sign contracts for approved capital expenditures	A over $500K
Authorize purchase requisitions/orders and sign contracts for approved operating expenditures	Unlimited
Authorize purchase requisitions/orders and sign contracts for expenditures which had not previously been authorized	A over $250K
Payments
Approve payments for invoices for expenditures previously authorized.	A
Approve payments for invoices for expenditures not previously authorized.	A over $250K
FINANCE & ADMINISTRATION
Authority delegation
Delegate authorities and signing guidelines to employees reporting to the President	A	GC may R
Delegate any special authorities to officers	A	GC may R	A
Bank of record and bank accounts
Appoint banking institution(s) – U.S., Canada, PNG	A	AC may R	A
Open and close bank accounts	A	AC may R
Establish and amend signing officers for bank accounts	A	AC may R	A
Travel and working advances
Approve payment of travel and other expenses incurred on company business	A	AC shall R President’s expenses
Charitable donations
Approve donations in accordance with company policy and guidelines	A over $5K

CASH & ASSET MANAGEMENT
Treasury
Authorize the printing of blank company cheques, stock certificates, bonds, promissory

notes and other monetary documents			A

Approve payments related to interest on debt (including bonds, debentures, shareholder loans, loans, etc.) and dividends as declared by the Board of Directors; principal and other related charges on debt.

A
Authorize investment of surplus funds in money market instruments			A
Cash management

Enter into and sign contracts and contract renewals, approved as to form by legal advisor, for credit and non-credit banking services with all financial institutions authorized by the Board of Directors (including the opening and closing of bank accounts)

A
Designate individuals who are authorized to sign cheques drawn on CFPC bank accounts			A
Give instructions for transfers of CFPC funds between authorized CFPC bank accounts			A
Establish level of second signature requirement for cheques and establish requirements for electronic transfer of funds			A
Taxation, statutory deductions and accounting
Authorize statutory payments (EI; CPP; US/Canada and Yukon Income Tax, GST) and employer contributions			A
Authorize payments and sign on behalf of CFPC all tax returns, waivers, requests for rulings, annual declarations, etc.			A
Authorize compliance with environmental, health and safety and other legislative requirements			A
Retain corporate legal counsel, securities representation			A
Asset management
Maintaining mineral rights in good standing	A
Facility, vehicle and equipment maintenance	A
Asset disposal	A over $100K value		A if material or significant in best interests of company
HUMAN RESOURCE MANAGEMENT
Personnel

Authorize the establishment of a new position or the closing of an existing position, whether permanent or temporary

(a)

officers

(b)

direct reports to Vice-President, CFO

(c)

others below direct reports

	A		A
Authorize the hiring, appointment, dismissal, demotion or retirement of an employee (may vary by level) (a) officers (b) direct reports to Vice-President level (c) others by direct supervisor	A		A if officer is not an employee
Authorize salary ranges, personnel policies, employment terms, conditions and benefits for company (non-executive)	A
Authorize remuneration policy (executive)	P	GC shall R	A
Authorize individual salary and benefit treatment; employee terms, conditions, benefits (a) direct reports to President (b) direct reports to Vice-President, CFO (c) others by direct supervisor	A	GC shall A	May A
Health and benefit plans
Approve benefit payments associated with company plans, if any	A
Approve employee relocation costs and advances	A
Authorize payments to carriers and trustees and administrative costs associated with company health and benefit plans, if any	A

Payroll
Authorize time sheets and payment of overtime	A

Authorize payment of funds for payroll costs including statutory deductions	A

Note:

Matters involving independent directors may be exercised by other directors until such time as sufficient independent directors are appointed to the board of directors.

Source:

1 – Nevada corporation law

2 – GWDC certificate of incorporation and/or bylaws

3 – NASDAQ Stock Market, Inc. – Marketplace Rules

4 – Securities Exchange Commission – Regulations, Rules, Standards per Securities Act, Securities Exchange Act, and Sarbanes-Oxley 2002 Act

5 – GWDC governance, policy and management ‘best’ practices